EXHIBIT 32

In connection with the Annual Report of Rockdale Resources Corporation (the "Company") on Form 10-K for the period ending December 31, 2014 as filed with the Securities and Exchange Commission (the "Report"), Zel C. Khan, the Company’s Principal Executive and Financial Officer, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.

March 4, 2016                                                                     /s/ Zel C. Khan
Zel C. Khan, Principal Executive Officer

/s/ Leo Womack
                      Leo Womack, Principal Financial and Accounting Officer